Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

COEUR MINING, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees To Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(r)	$100,000,000	N/A	$100,000,000	0.0000927	$9,270.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							$100,000,000
	Total Fees Previously Paid							$0 (2)
	Total Fee Offsets							$9,270.00
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Coeur Mining Inc.	424(b)(5)	333-262799	February 17, 2022	N/A	$9,270.00	Equity	Common stock, par value $0.01 per share	Common stock, par value $0.01 per share	$100,000,000
Fee Offset Sources	Coeur Mining Inc.	424(b)(5)	333-229973		April 23, 2020						$12,980.00

(1)
On April 23, 2020, a registration fee was previously paid by Coeur Mining Inc., in connection with the filing of its prior prospectus supplement (relating to the offering of a maximum offering price of $100,000,000 of its common stock, par value $0.01 per share), made pursuant to Rule 424(b)(5) (Registration No. 333-229973), resulting in $12,980.00 in registration fees paid at the time of the filing. No sales of the registrant’s common stock were made pursuant to the prior filed prospectus supplement. Subsequently, the offering was terminated on February 17, 2022, resulting in $12,980.00 of unused registration fees. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the Securities Act), the registrant hereby applies $9,270.00 of those unused registration fees to offset against the amounts due herewith. Accordingly, no registration fee is owed in connection with this newly filed prospectus supplement

(2)	The aggregate of registration fees previously paid for the newly registered securities in connection with the filing of this prospectus supplement is $0.